EXHIBIT 1.2

DIRECTORS AND EXECUTIVE OFFICERS OF

THE ST. PAUL TRAVELERS COMPANIES, INC.,

ST. PAUL FIRE AND MARINE INSURANCE COMPANY,

SPLIT ROCK PARTNERS, LLC AND

WINDAMERE III, LLC

Since Amendment No. 1 to Schedule 13D dated December 17, 2004 (“Amendment No. 1”), Scott L. Glenn, Managing Member and Director of Windamere III, LLC and President, CEO and Chairman of Planet Technologies, Inc., acquired beneficial ownership of 25,136 options to acquire Common Stock which are exercisable within 60 days, which together with the 100,000 shares acquired by Windamere III, LLC and reported on Amendment No. 2, result in Glenn beneficially owning an aggregate of 1,095,944 shares of Common Stock.

Except as otherwise provided in this Exhibit 1.2 or in Exhibit 1.1 to Amendment No. 1, none of the information regarding the individuals affiliated with Split Rock Partners, LLC and Windamere III, LLC has changed since the filing of Exhibit 1 to Schedule 13D dated November 30, 2004.

The names and present principal occupations of the current directors and executive officers of The St. Paul Travelers Companies, Inc. and St. Paul Fire and Marine Insurance Company are set forth below.  During the last five years, none of the individuals has been convicted in any criminal proceeding (excluding traffic violations and similar misdemeanors) or has been a party to any civil proceeding of a judicial or administrative body as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding violations with respect to such laws.  All of the individuals listed below are citizens of the United States.

The St. Paul Travelers Companies, Inc.

Name	Position with The St. Paul Travelers	Present Principal Occupation or Employment	Business Address	Shares of Planet Technologies Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Planet Technologies
John H. Dasburg	Director	Chairman and Chief Executive Officer, ASTAR Air Cargo, Inc.	ASTAR Air Cargo, Inc. 2 South Biscayne Blvd., Suite 3663 Miami, FL 33131	0	None
Leslie B. Disharoon	Director	Retired Chairman and President, Monumental Corporation	2715 Farmington Heights Charlottesville, VA 22901	0	None
Janet M. Dolan	Director	Chief Executive Officer and President, Tennant Company	Tennant Company 701 N. Lilac Drive Minneapolis, MN 55422	0	None

Kenneth M. Duberstein	Director	Chairman and Chief Executive Officer, The Duberstein Group	The Duberstein Group 2100 Pennsylvania Ave. NW, Suite 500 Washington, DC 20037	0	None
Jay S. Fishman	Chief Executive Officer, President and Director	Chief Executive Officer and President of The St. Paul Travelers Companies, Inc.	The St. Paul Travelers Companies, Inc. 385 Washington Street St. Paul, MN 55102	0	None
Lawrence G. Graev	Director	Chief Executive Officer and President, The GlenRock Group, LLC	The GlenRock Group, LLC Tower 56 126 East 56th Street New York, NY 10022	0	None
Thomas R. Hodgson	Director	Retired President and Chief Operating Officer, Abbott Laboratories	225 E. Deerpath Suite 222 Lake Forest, IL 60045	0	None
Robert I. Lipp	Chairman and Director	Chairman of The St. Paul Travelers Companies, Inc.	The St. Paul Travelers Companies, Inc. One Tower Square Hartford, CT 06183	0	None
Blythe J. McGarvie	Director	President, Leadership for International Finance	Leadership for International Finance 3025 River Oaks Road Williamsburg, VA 23185	0	None
Glen D. Nelson	Director	Retired Vice Chairman, Medtronic, Inc.	301 Carlson Parkway, Suite 315 Minnetonka, MN 55305	0	None
Clarence Otis, Jr.	Director	Chief Executive Officer of Darden Restaurants, Inc.	Darden Restaurants, Inc. 5900 Lake Ellenor Drive Orlando, FL 32809	0	None
Charles W. Scharf	Director	Chief Executive Officer, Retail Division, JPMorgan Chase & Co.	JPMorgan Chase & Co. Retail Financial Services 270 Park Avenue New York, NY 10017	0	None
Laurie J. Thomsen	Director	Retired General Partner, Prism Venture Partners	235 Nashawtuc Road Concord, MA 01742	0	None
Jay S. Benet	Executive Vice President – Chief Financial Officer	Executive Vice President – Chief Financial Officer of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford, CT 06183	0	None
Andy F. Bessette	Executive Vice President – Chief Administrative Officer	Executive Vice President – Chief Administrative Officer of The St. Paul Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None
Irwin R. Ettinger	Vice Chairman	Vice Chairman of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None
William H. Heyman	Vice Chairman & Chief Investment Officer	Vice Chairman & Chief Investment Officer of The St. Paul Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None

Joseph P. Lacher, Jr.	Executive Vice President – Personal Lines	Executive Vice President – Personal Lines of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None
Brian W. MacLean	Executive Vice President & Chief Operating Officer	Executive Vice President & Chief Operating Officer of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None
Kenneth F. Spence, III	Executive Vice President and General Counsel	Executive Vice President and General Counsel of The St. Paul Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None
Doreen Spadorchia	Executive Vice President - Claim	Executive Vice President – Claim of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None
John Charles Treacy	Senior Vice President – Corporate Controller	Senior Vice President – Corporate Controller of The St. Paul Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None

St. Paul Fire and Marine Insurance Company

Name	Position with F&M	Present Principal Occupation or Employment	Business Address	Shares of Planet Technologies Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Planet Technologies
Bruce A. Backberg	Sr. Vice President & Corporate Secretary	Sr. Vice President & Corporate Secretary of F&M	385 Washington Street St. Paul, MN 55102	0	None
Jay S. Benet	Executive Vice President & Chief Financial Officer and Director	Executive Vice President & Chief Financial Officer of F&M	One Tower Square Hartford, CT 06183	0	None
Andy F. Bessette	Executive Vice President & Chief Administrative Officer	Executive Vice President & Chief Administrative Officer of F&M	385 Washington Street St. Paul, MN 55102	0	None
William A. Bloom	Senior Vice President & Chief Information Officer	Senior Vice President & Chief Information Officer of F&M	One Tower Square Hartford, CT 06183	0	None
William H. Heyman	Executive Vice President & Chief Investment Officer and Director	Executive Vice President & Chief Investment Officer of F&M	385 Washington Street St. Paul, MN 55102	0	None
Kenneth F. Spence, III	Executive Vice President & General Counsel	Executive Vice President & General Counsel of F&M	385 Washington Street St. Paul, MN 55102	0	None